Exhibit 21

                     List of Subsidiaries of the Registrant
                     --------------------------------------

                                                                Jurisdiction of
Country                     Subsidiary Name                     Incorporation
-------                     ---------------                     -------------
United States       Berlitz Investment Corp.                      Delaware
                    Berlitz Languages (United States), Inc.       New York
                    Berlitz Publishing Company, Inc.              Delaware
                    ELS Educational Services, Inc.                Delaware
                    Berlitz GlobalNET, Inc.                       New York
                    The Corporate Word, Inc.                      Pennsylvania
                    Berlitz Franchising Corporation               Delaware
Canada              Berlitz Canada, Inc.                          Canada
Argentina           The Berlitz Schools of Languages de           Argentina
                    Argentina, S.A.
Brazil              Berlitz Centro de Idiomas, S.A.               Brazil
                    Berlitz Global Services, Ltda.                Brazil
Chile               Berlitz Escuelas de Idiomas S.A.              Chile
Colombia            Berlitz Colombia, SA                          Colombia
Mexico              Berlitz de Mexico, S.A. de C.V.               Mexico
Peru                Berlitz Centers Del Peru S. A.                Peru
Uruguay             Berlitz Uruguay S.A.                          Uruguay
Venezuela           Centro de Idiomas Berlitz de Venezuela, C.A.  Venezuela
Hong Kong           Berlitz Languages Limited                     Hong Kong
Japan               Berlitz Japan, Inc.                           Japan
                    ELS Japan, Inc.                               Japan
Korea               Berlitz Korea Co., Ltd.                       Korea
Malaysia            Berlitz (Malaysia) Sdn. Bhd.                  Malaysia
Singapore           Berlitz Singapore Pte Ltd.                    Singapore
Taiwan              Berlitz International (Taiwan) Co., Ltd.      Taiwan
Thailand            Berlitz Thailand Limited                      Thailand
                    Princeton Holding Limited                     Thailand
                    Berlitz Bangkok Limited                       Thailand
Belgium             The Berlitz Schools of Languages of           Belgium
                    Benelux, SA
Denmark             Berlitz International Danmark A/S             Denmark
                    Berlitz International Scandanavia A/S         Denmark
Finland             Oy Berlitz Ab                                 Finland
France              Berlitz France, S.A.S.                        France
                    Berlitz Traduction France                     France
Netherlands         Berlitz Schools of Languages B.V.             Netherlands
Ireland             Berlitz (Ireland) Limited                     Ireland
Italy               Berlitz Translations, S.r.l.                  Italy
                    Berlitz Language Centers, S.r.l.              Italy
Norway              Berlitz A/S                                   Norway
Spain               Escuelas de Idiomas Berlitz de Espana, S.A.   Spain
Sweden              Berlitz International Sweden Aktiebolag       Sweden
United Kingdom      Berlitz (U.K.) Limited                        United Kingdom
                    Berlitz Publishing Company Limited            United Kingdom
                    Berlitz GlobalNET (U.K.) Limited              United Kingdom
                    Equipe Consortium Limited                     United Kingdom
Austria             Berlitz Austria GmhH                          Austria
Czech Republic      Berlitz Schools of Languages, spol.  sr.o.    Czech Republic
Germany             Berlitz Deutschland GmbH                      Germany
Greece              Berlitz Hellas, E.P.E.                        Greece
Hungary             Berlitz Hungary Nyelviskola Korla             Hungary
                    Felelossegu Tarsasag
Israel              Berlitz (Israel) Ltd.                         Israel
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                                                                Jurisdiction of
Country                     Subsidiary Name                     Incorporation
-------                     ---------------                     -------------
Poland              Berlitz Poland Sp. zo.o                       Poland
Slovakia            Berlitz Slovakia sr.o.                        Slovakia
Slovenia            Berlitz Slovenija d.o.o.                      Slovenia
Switzerland         Editions Berlitz, S.A.                        Switzerland
                    The Berlitz Schools of Languages, A.G.        Switzerland